PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                    Financial Statements and Schedules

                        December 31, 1997 and 1996


                (With Independent Auditors' Report Thereon)

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                             Table of Contents

                         December 31, 1997 and 1996





Independent Auditors' Report

Statements of Net Assets Available for Benefits, with Fund Information

Statements of Changes in Net Assets Available for Benefits, with Fund
     Information

Notes to Financial Statements



                                                                 Schedule
                                                                 --------

Item 27(a) - Schedule of Assets Held for Investment Purposes.....    1

Item 27(d) - Schedule of Reportable Transactions.................    2

                        INDEPENDENT AUDITORS' REPORT


The Employee Benefits and Compensation Committee of
     Republic National Bank of New York:


We have audited the accompanying statements of net assets available for benefits of the Profit Sharing and Savings Plan of Republic National Bank of New York (the "Plan") as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Profit Sharing and Savings Plan of Republic National Bank of New York as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our 1997 audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


May 22, 1998

                                 PROFIT SHARING AND SAVINGS PLAN OF
                                 REPUBLIC NATIONAL BANK OF NEW YORK

                Statements of Net Assets Available for Benefits, with Fund Information

                                    Year ended December 31, 1997
                                                                   Participant-Directed
                                             ----------------------------------------------------------------
                                                Fixed           U.S. Fixed                          Fixed
                                               Income             Income                            Income
                                              Long-Term          Short to       International     Short-Term
                                             Investment        Intermediate        Equity         Investment
                                                Fund               Fund              Fund            Fund
                                                ----               ----              ----            ----
Assets:
   Investments at fair value:
      Dreyfus Cash
        Management                           $     --                --                --              81,957
      Republic U.S. Government
        Money Market                            108,980           116,017           113,058              --
      Pooled Employee Benefit Trust
         of Republic National Bank of
         New York                             5,496,982         6,968,829         9,468,410        31,399,020
      RNYC common stock                            --                --                --                --
                                             ----------        ----------        ----------        ----------
            Total investments                 5,605,962         7,084,846         9,581,468        31,480,977

   Contributions receivable                      65,580            72,058           163,755           360,676
   Accrued income receivable                        522               543               534               468
                                             ----------        ----------        ----------        ----------
            Net assets available for
               benefits                      $5,672,064         7,157,447         9,745,757        31,842,121
                                             ==========        ==========        ==========        ==========


                                                                          Participant-Directed
                                             ------------------------------------------------------------------------------
                                               RNYC          U.S. Equity      U.S. Equity      U.S. Equity
                                              Common          Large-Cap        Large-Cap         Small-
                                               Stock           Growth            Value             Cap
                                               Fund             Fund             Fund             Fund              Total
                                               ----             ----             ----             ----              -----
Assets:
   Investments at fair value:
      Dreyfus Cash
         Management                         $      --               --               --               --             81,957
      Republic U.S. Government
         Money Market                            72,644          152,872           86,350          106,336          756,257
      Pooled Employee Benefit Trust
         of Republic National Bank of
         New York                                  --         17,161,697       21,155,796       22,972,919      114,623,653
      RNYC common stock                      23,271,869             --               --               --         23,271,869
                                            -----------      -----------      -----------      -----------      -----------

            Total investments                23,344,513       17,314,569       21,242,146       23,079,255      138,733,736

   Contributions receivable                     236,499          236,834          263,348          327,042        1,725,792
   Accrued income receivable                     94,185              741              439              520           97,952
                                            -----------      -----------      -----------      -----------      -----------

            Net assets available for
               benefits                     $23,675,197       17,552,144       21,505,933       23,406,817      140,557,480
                                            ===========      ===========      ===========      ===========      ===========

See accompanying notes to financial statements.

                                 PROFIT SHARING AND SAVINGS PLAN OF
                                 REPUBLIC NATIONAL BANK OF NEW YORK

               Statements of Net Assets Available for Benefits, with Fund Information

                                    Year ended December 31, 1996
                                                                   Participant-Directed
                                             ----------------------------------------------------------------
                                                Fixed           U.S. Fixed                          Fixed
                                               Income             Income                            Income
                                              Long-Term          Short to       International     Short-Term
                                             Investment        Intermediate        Equity         Investment
                                                Fund               Fund              Fund            Fund
                                                ----               ----              ----            ----
Assets:
   Investments at fair value:
      Republic U.S. Government
         Money Market                        $   15,731            24,090           110,493              --
      Pooled Employee Benefit Trust
         of Republic National Bank of
         New York                             4,633,332         6,328,315         7,242,988        27,953,833
      RNYC common stock                            --                --                --                --
                                             ----------        ----------        ----------        ----------
            Total investments                 4,649,063         6,352,405         7,353,481        27,953,833

   Contributions receivable                      71,551            78,850           129,793           397,141
   Accrued income receivable                         72               108               408              --
                                             ----------        ----------        ----------        ----------
            Net assets available for
               benefits                      $4,720,686         6,431,363         7,483,682        28,350,974
                                             ==========        ==========        ==========        ==========


                                                                   Participant-Directed
                                            -------------------------------------------------------------------------------
                                               RNYC          U.S. Equity      U.S. Equity      U.S. Equity
                                              Common          Large-Cap        Large-Cap         Small-
                                               Stock           Growth            Value             Cap
                                               Fund             Fund             Fund             Fund              Total
                                               ----             ----             ----             ----              -----
Assets:
   Investments at fair value:
      Republic U.S. Government
         Money Market                       $      --             95,782          115,326          103,566          464,988
      Pooled Employee Benefit Trust
         of Republic National Bank of
         New York                                  --         10,350,133       15,486,269       18,077,324       90,072,194
      RNYC common stock                      17,236,588             --               --               --         17,236,588
                                            -----------      -----------      -----------      -----------      -----------

            Total investments                17,236,588       10,445,915       15,601,595       18,180,890      107,773,770

   Contributions receivable                     185,168          176,882          249,467          343,910        1,632,762
   Accrued income receivable                     80,270              312              400              347           81,917
                                            -----------      -----------      -----------      -----------      -----------

            Net assets available for
               benefits                     $17,502,026       10,623,109       15,851,462       18,525,147      109,488,449
                                            ===========      ===========      ===========      ===========      ===========

See accompanying notes to financial statements.

                                                       PROFIT SHARING AND SAVINGS PLAN OF
                                                       REPUBLIC NATIONAL BANK OF NEW YORK

                                Statements of Changes in Net Assets Available for Benefits, with Fund Information

                                                          Year ended December 31, 1997
                                                                         Participant-Directed
                                                --------------------------------------------------------------------
                                                     Fixed          U.S. Fixed                             Fixed
                                                    Income            Income                               Income
                                                   Long-Term         Short to         International      Short-Term
                                                  Investment       Intermediate          Equity          Investment
                                                     Fund              Fund               Fund              Fund
                                                     ----              ----               ----              ----
Investment income:
    Net appreciation in fair
       value of investments                      $  448,485            404,552            671,776          1,858,706
    Interest                                          5,068              6,133              6,342             10,803
    Dividends                                          --                 --                 --                 --
                                                -----------        -----------        -----------        -----------

       Total investment income                      453,553            410,685            678,118          1,869,509
                                                -----------        -----------        -----------        -----------

Contributions:
    Employee                                        474,992            424,044            802,486          1,937,776
    Employer                                        317,784            403,543            485,202          2,705,480
                                                -----------        -----------        -----------        -----------

       Total contributions                          792,776            827,587          1,287,688          4,643,256
                                                -----------        -----------        -----------        -----------

Assets transferred from Crossland
    Pension Plan                                    108,951            130,765            244,017            723,279
                                                -----------        -----------        -----------        -----------

              Total additions                     1,355,280          1,369,037          2,209,823          7,236,044
                                                -----------        -----------        -----------        -----------

Distributions to participants                      (242,277)          (322,734)          (489,432)        (4,023,216)
                                                -----------        -----------        -----------        -----------
              Net increase before interfund
                 transfers                        1,113,003          1,046,303          1,720,391          3,212,828

Interfund transfers                                (161,625)          (320,219)           541,684            278,319
                                                -----------        -----------        -----------        -----------
              Net increase                          951,378            726,084          2,262,075          3,491,147

Net assets available for benefits:
    Beginning of year                             4,720,686          6,431,363          7,483,682         28,350,974
                                                -----------        -----------        -----------        -----------

    End of year                                  $5,672,064          7,157,447          9,745,757         31,842,121
                                                ===========        ===========        ===========        ===========


                                                                             Participant-Directed
                                                 ----------------------------------------------------------------------------
                                                      RNYC        U.S. Equity     U.S. Equity     U.S. Equity
                                                     Common        Large-Cap       Large-Cap        Small-
                                                      Stock         Growth           Value            Cap
                                                      Fund           Fund            Fund            Fund            Total
                                                      ----           ----            ----            ----            -----
Investment income:
    Net appreciation in fair
       value of investments                       $ 6,538,232       4,037,764       4,162,369       4,034,089      22,155,973
    Interest                                            6,861           8,355           7,780           8,702          60,044
    Dividends                                         372,841            --              --              --           372,841
                                                 ------------    ------------    ------------    ------------    ------------

       Total investment income                      6,917,934       4,046,119       4,170,149       4,042,791      22,588,858
                                                 ------------    ------------    ------------    ------------    ------------

Contributions:
    Employee                                        1,125,487       1,270,546       1,304,354       1,615,109       8,954,794
    Employer                                          920,006         678,050       1,004,015       1,333,001       7,847,081
                                                 ------------    ------------    ------------    ------------    ------------

       Total contributions                          2,045,493       1,948,596       2,308,369       2,948,110      16,801,875
                                                 ------------    ------------    ------------    ------------    ------------
Assets transferred from Crossland
    Pension Plan                                      312,482         419,594         453,898         418,125       2,811,111
                                                 ------------    ------------    ------------    ------------    ------------

              Total additions                       9,275,909       6,414,309       6,932,416       7,409,026      42,201,844
                                                 ------------    ------------    ------------    ------------    ------------

Distributions to participants                      (2,060,949)     (1,146,311)     (1,099,748)     (1,748,146)    (11,132,813)
                                                 ------------    ------------    ------------    ------------    ------------
              Net increase before interfund
                 transfers                          7,214,960       5,267,998       5,832,668       5,660,880      31,069,031

Interfund transfers                                (1,041,789)      1,661,037        (178,197)       (779,210)           --
                                                 ------------    ------------    ------------    ------------    ------------
              Net increase                          6,173,171       6,929,035       5,654,471       4,881,670      31,069,031

Net assets available for benefits:
    Beginning of year                              17,502,026      10,623,109      15,851,462      18,525,147     109,488,449
                                                 ------------    ------------    ------------    ------------    ------------

    End of year                                   $23,675,197      17,552,144      21,505,933      23,406,817     140,557,480
                                                 ============    ============    ============    ============    ============

See accompanying notes to financial statements.

                                                       PROFIT SHARING AND SAVINGS PLAN OF
                                                       REPUBLIC NATIONAL BANK OF NEW YORK

                                 Statements of Changes in Net Assets Available for Benefits, with Fund Information

                                                          Year ended December 31, 1996
                                                                         Participant-Directed
                                                --------------------------------------------------------------------
                                                     Fixed          U.S. Fixed                             Fixed
                                                    Income            Income                               Income
                                                   Long-Term         Short to         International      Short-Term
                                                  Investment       Intermediate          Equity          Investment
                                                     Fund              Fund               Fund              Fund
                                                     ----              ----               ----              ----
Investment income:
    Net appreciation in fair
       value of investments                      $  270,524            307,831            950,362          1,655,099
    Interest                                          2,782              3,662              4,442               --
    Dividends                                          --                 --                 --                 --
                                                -----------        -----------        -----------        -----------

       Total investment income                      273,306            311,493            954,804          1,655,099
                                                -----------        -----------        -----------        -----------

Contributions:
    Employee                                        342,738            384,121            636,097          2,027,241
    Employer                                        203,597            283,008            253,789          1,898,792
                                                -----------        -----------        -----------        -----------

       Total contributions                          546,335            667,129            889,886          3,926,033
                                                -----------        -----------        -----------        -----------

              Total additions                       819,641            978,622          1,844,690          5,581,132
                                                -----------        -----------        -----------        -----------

Distributions to participants                      (328,283)        (1,095,183)          (364,714)        (5,555,048)
                                                -----------        -----------        -----------        -----------
              Net increase (decrease)
                 before interfund transfers         491,358           (116,561)         1,479,976             26,084

Interfund transfers                                 (70,721)          (147,587)         1,084,988         (3,228,898)
                                                -----------        -----------        -----------        -----------
              Net increase (decrease)               420,637           (264,148)         2,564,964         (3,202,814)

Net assets available for benefits:
    Beginning of year                             4,300,049          6,695,511          4,918,718         31,553,788
                                                -----------        -----------        -----------        -----------

    End of year                                  $4,720,686          6,431,363          7,483,682         28,350,974
                                                ===========        ===========        ===========        ===========



                                                                             Participant-Directed
                                                 ----------------------------------------------------------------------------
                                                      RNYC        U.S. Equity     U.S. Equity     U.S. Equity
                                                     Common        Large-Cap       Large-Cap        Small-
                                                      Stock         Growth           Value            Cap
                                                      Fund           Fund            Fund            Fund            Total
                                                      ----           ----            ----            ----            -----
Investment income:
    Net appreciation in fair
       value of investments                       $ 3,818,769       2,095,487       2,276,461       2,997,078      14,371,611
    Interest                                            3,932           4,120           6,291           5,534          30,763
    Dividends                                         324,129            --              --              --           324,129
                                                 ------------    ------------    ------------    ------------    ------------

       Total investment income                      4,146,830       2,099,607       2,282,752       3,002,612      14,726,503
                                                 ------------    ------------    ------------    ------------    ------------

Contributions:
    Employee                                          799,771         807,989       1,218,148       1,563,614       7,779,719
    Employer                                          573,362         361,189         558,164         691,800       4,823,701
                                                 ------------    ------------    ------------    ------------    ------------

       Total contributions                          1,373,133       1,169,178       1,776,312       2,255,414      12,603,420
                                                 ------------    ------------    ------------    ------------    ------------

              Total additions                       5,519,963       3,268,785       4,059,064       5,258,026      27,329,923
                                                 ------------    ------------    ------------    ------------    ------------

Distributions to participants                        (856,263)       (742,528)       (984,308)     (1,252,385)    (11,178,712)
                                                 ------------    ------------    ------------    ------------    ------------
              Net increase (decrease)
                 before interfund transfers         4,663,700       2,526,257       3,074,756       4,005,641      16,151,211

Interfund transfers                                  (756,820)      1,169,455         547,217       1,402,366            --
                                                 ------------    ------------    ------------    ------------    ------------
              Net increase (decrease)               3,906,880       3,695,712       3,621,973       5,408,007      16,151,211

Net assets available for benefits:
    Beginning of year                              13,595,146       6,927,397      12,229,489      13,117,140      93,337,238
                                                 ------------    ------------    ------------    ------------    ------------

    End of year                                   $17,502,026      10,623,109      15,851,462      18,525,147     109,488,449
                                                 ============    ============    ============    ============    ============

See accompanying notes to financial statements.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                       Notes to Financial Statements

                         December 31, 1997 and 1996



(1)    DESCRIPTION OF PLAN

       The following description of the Profit Sharing and Savings Plan of Republic National Bank of New York (the "Plan"), as amended and restated as of January 1, 1989, is presented for general information purposes only. Participants should refer to the Plan Document for more complete information.

       (a)    GENERAL

              The Plan is a defined contribution plan sponsored by Republic National Bank of New York (the "Bank"), a wholly owned subsidiary of Republic New York Corporation (the "Corporation"). The Plan covers substantially all domestic employees of the Bank, the Corporation and their subsidiaries. The Plan, in general, has a profit sharing component (Employer Allocation) and elective deferral contribution components (Savings Plus Contributions and Flex Fund Elective Deferrals and After-Tax Savings). In general, all regular salaried employees are eligible to participate in the Plan. Employees become participants on the January 1 coinciding with or following the date of hire; however, a participant may not have profit sharing contributions or Flex Fund Elective Deferral contributions made on his or her behalf under the Plan prior to the first anniversary of such participant's date of hire. The purpose of the Plan is to recognize employees' contributions to the successful operation of the Bank and to provide employees with a savings method, through payroll deductions, on a pre- and after-tax basis.

       (b)    BENEFITS

              The Bank generally issues a profit sharing award on behalf of the participating employees and contributes a portion of such profit sharing award to the Plan. Approximately 50% of this award is referred to as the Employer Allocation. The balance of such award, to the extent contributed to the Plan, represents Flex Fund Elective Deferrals. The amount of the profit sharing award is usually based primarily on the Bank's earnings for the year. In some years, there may be no profit sharing award. Plan forfeitures for the year reduce profit sharing awards otherwise payable by the Bank.

              An eligible employee's profit sharing award each year is calculated, if a profit sharing award is declared by the Bank for such year, by allocation of the Bank's total profit sharing award times the relationship of the participant's base salary to the base salaries for all eligible participants. Base salary is exclusive of overtime payments, expense allowances, pension and insurance benefits, bonuses and other special payments.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued



(1), CONTINUED

              Employees may elect (i) to receive either all or a portion of 50% of their profit sharing award in cash and/or spend it on benefits under the Flex Fund, an Internal Revenue Code
              Section 125 cafeteria plan sponsored by the Bank, with the remainder placed in the Plan, for which the Bank serves as Trustee, or (ii) to have 100% of their allocation placed in the Plan. The portion of the profit sharing award that is paid into the Plan is comprised of Employer Allocations and Flex Fund Elective Deferrals. Participants' profit sharing contributions to the Plan representing Flex Fund Elective Deferrals, and the earnings thereon, are always 100% vested and nonforfeitable. The balance (i.e., 50%) of the profit sharing award with respect to which the participant makes no election and which is automatically contributed to the Plan on the participant's behalf (i.e., the Employer Allocation), becomes fully vested and nonforfeitable when the participant completes three years of service.

       (c)    CONTRIBUTIONS

              The Bank may contribute to the Plan each year such amount, if any, as shall be determined by the Board of Directors of the Bank in its discretion, but not exceeding the maximum amount which would be deductible by the Bank for such year for income tax purposes. Employer contributions, which are primarily based on the Bank's earnings for the year, are contributed and included in the Plan when the financial statements of the Bank are approved by its Board of Directors.

              Total contributions to the Plan on behalf of any participant for any plan year shall not exceed the lesser of (a) $30,000, or (b) 25% of the participant's total earnings for such plan year. Savings Plus Contributions, Flex Fund Elective Deferrals and After-Tax Savings contributions on behalf of certain highly compensated employees may be limited as a result of certain nondiscrimination rules under the Internal Revenue Code of 1986, as amended (the "Code").

              Savings Plus Contributions are permitted from 1% to 10% of the employee's base salary (as of the previous September 1) in multiples of 1%. After-Tax Savings contributions are also permitted from 1% to 10% of the employee's base salary (as of the previous September 1) in multiples of 1%. Employees may not contribute in aggregate more than 15% of the member's annual compensation. By law, the total Savings Plus Contributions plus Flex Fund Elective Deferrals for 1997 is limited to $9,500 per employee. Savings Plus Contributions, Flex Fund Elective Deferrals and associated earnings are not subject to current Federal income taxes and may not be subject to state and local income taxes. All such contributions are made on a pre-tax basis, thereby reducing taxable income. Income taxes on such amounts are deferred until the participant receives distributions from the Plan. Earnings on any After-Tax Savings contributions are also tax deferred.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued



(1), CONTINUED

              The participants' Savings Plus Contributions (made via payroll deductions), and the interest earned thereon, are invested by the Bank in short-term money market investments from the payroll deduction date to the date such contributions are invested in the Plan's investment funds. Such interest earned is treated as an additional contribution to the investment funds.

              A participant may, with the consent of the plan administrator, deposit a payout from a former employer's profit sharing plan into the Plan. A participant is not required to complete one year of service to make such rollover contributions.

       (d)    DISTRIBUTIONS

              Participants or their beneficiaries are entitled to receive benefit payments representing their vested interest in the Plan as follows: (1) participants may, in the case of certain hardships set forth in the Plan, apply for a distribution of all, or a portion of, their Savings Plus Contributions, Flex Fund Elective Deferrals and the vested portion of the participant's Employer Allocation account and After-Tax Savings contributions; (2) participants may withdraw all or a portion of their vested interest under the Plan upon their attainment of age 59-1/2; (3) withdrawals of After-Tax Savings contributions are permitted once per quarter and will be paid as soon as practicable following the end of the quarter in which the request was made; (4) in general, upon termination of employment, participants or their beneficiaries shall receive payment of their vested interest in the Plan as a lump-sum distribution (payable as soon as practicable following the valuation date immediately following the participant's termination of employment, but in no event later than 60 days after the close of the plan year in which the participant's termination of employment occurred), in two installments or in five equal annual installments; and (5) participants with a vested interest in the RNYC Common Stock Fund may elect, upon termination, to receive all or a portion of their distribution as cash and/or shares.

              A participant may not have any portion of his or her Savings Plus Contributions account balance or Flex Fund Elective Deferrals account balance distributed earlier than the participant's (a) retirement, (b) death, (c) disability, (d) termination of employment, (e) attainment of age 59-1/2, or
              (f) hardship. A distribution on account of hardship shall not exceed the amount required to meet the immediate financial need created by the hardship.

       (e)    FORFEITURES

              A forfeiture occurs when a participant terminates employment prior to being fully vested. The amount of the forfeiture is equal to the unvested portion of the participant's account balance and is distributed back to the Bank.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued



(1), CONTINUED

       (f)    INVESTMENT ELECTIONS

              Under the terms of the Plan, participants may designate, in multiples of 10%, the proportions in which their allocations and contributions placed in the Plan are to be invested in any of the eight current investment funds under the Plan (collectively known as the "funds") which are: Fixed Income Long-Term Investment Fund, U.S. Fixed Income Short to Intermediate Fund, International Equity Fund, Fixed Income Short-Term Investment Fund, RNYC Common Stock Fund, U.S. Equity Large-Cap Growth Fund, U.S. Equity Large-Cap Value Fund, and U.S. Equity Small-Cap Fund. Participants failing to make an election decision will have their allocations invested in the Fixed Income Short-Term Investment Fund. A participant may elect to change his or her investment designation up to four times a year based on the schedule specified in the Plan.

              The Bank, as Trustee for the funds, has discretionary authority concerning purchases and sales of investments in each of its eight investment funds, within the guidelines described in the Plan Document as follows:

              Fixed Income Long-Term Investment Fund - to be invested primarily in U.S. Government securities, corporate bonds, mortgage-backed securities and/or other fixed income securities with an average weighted maturity expected to be greater than five years.

              U.S. Fixed Income Short to Intermediate Fund - to be invested primarily in U.S. Treasury securities with an average weighted maturity expected to be greater than one year but less than three years.

              International Equity Fund - to be invested primarily in equity securities of non-U.S. issuers and equity securities with principal markets located outside the U.S. that are expected to provide long-term capital appreciation.

              Fixed Income Short-Term Investment Fund - to be invested in savings or time accounts, certificates of deposit, obligations of the United States or those for which the full faith and credit of the United States are pledged to provide for the payment of the interest and principal, and obligations of any agency or instrumentality of the United States. The Fund may also invest in other short-term investments.

              RNYC Common Stock Fund - to be invested in Republic New York Corporation common stock. Investments in this fund may not exceed 50% of the participant's total plan balance.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued



(1), CONTINUED

              U.S. Equity Large-Cap Growth Fund - to be invested primarily in common stocks of large U.S. corporations considered to have high earnings growth potential that are expected to provide long-term capital appreciation.

              U.S. Equity Large-Cap Value Fund - to be invested primarily in common stocks of large U.S. corporations considered to be undervalued that are expected to provide long-term capital appreciation.

              U.S. Equity Small-Cap Fund - to be invested primarily in smaller companies that are expected to grow rapidly and are expected to provide long-term capital appreciation.

              Presently, the plan assets are invested in the Pooled Employee Benefit Trust of Republic National Bank of New York, except the plan assets of the RNYC Common Stock Fund, which are invested in RNYC common stock. Each investment fund utilizes the Dreyfus Cash Management account or the Republic U.S. Government Money Market account, sweep accounts, to invest excess cash.


(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    INVESTMENTS, VALUATIONS AND INCOME RECOGNITION

              Dreyfus Cash Management accounts are investments in money market funds for purposes of liquidity and are stated at cost, which approximates fair value.

              Republic U.S. Government Money Market accounts are investments in money market funds for purposes of liquidity and are stated at cost, which approximates fair value.

              The investments in the Pooled Employee Benefit Trust of Republic National Bank of New York ("PEBT") are stated at fair value based upon the unit valuations as reported in the PEBT financial statements as of December 31, 1997 and 1996. Such unit valuations are based predominantly on market quotations for the underlying investments obtained from national securities exchanges.

              Republic New York Corporation's common stock is stated at fair value based upon the closing market price quoted on the New York Stock Exchange.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued



 (2), CONTINUED

              Interest income in the Dreyfus Cash Management and Republic U.S. Government Money Market accounts is recorded on an accrual basis. Net investment income from the PEBT funds includes current earnings from the PEBT's underlying investments, net gains and losses from the sale of investments by the PEBT, and the net change in the unrealized appreciation or depreciation in the PEBT's underlying investments and is recorded as net appreciation (depreciation) in fair value of investments in the Plan's financial statements.

              Dividend income in the RNYC Common Stock Fund is recorded on an accrual basis at the date of record of the dividends.

              Gains or losses on sales of investments are accounted for on an average cost basis. These are recorded based upon trade date.

              The preparation of financial statements in conformity with generally accepted accounting principles requires the Sponsor to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

       (b)    CONTRIBUTIONS, DISTRIBUTIONS AND INTERFUND TRANSFERS

              All contributions, distributions and interfund transfers are effected at the Plan's quarterly valuation dates. The Bank's and employees' contributions are made in accordance with note 1(c).

              The contributions receivable represent employee payroll deductions for the fourth quarter of each year, which were contributed to the Plan in January of the following year.

              A participant's distributions are paid out by the Bank when the participant is entitled to them as discussed in note 1(d). The decrease in the investment funds is recognized at the subsequent plan quarterly valuation date, at which time the Bank is reimbursed by the Plan. Participant withdrawals requested but not yet paid out of the Plan's assets amounted to $1,853,923 and $2,420,523 at December 31, 1997 and 1996,
              respectively.

              Interfund transfers are elected by the participants as discussed in note 1(f) and the change in the investment funds is recognized at the subsequent plan quarterly valuation date.

                    PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued


(2), CONTINUED

       (c)    RELATED PARTY TRANSACTIONS

              The Bank is trustee for the PEBT's in which certain of the plan assets are invested. The Bank does not receive any fees for its role as trustee.

              Administrative expenses are borne by the Plan, unless the Bank, at its option, chooses to pay for such expenses. During 1997 and 1996, the Bank has chosen to pay all administrative expenses of the Plan.


(3)    PLAN VALUATIONS

       Plan valuations are performed quarterly.

       The Plan maintains records for each participant in dollar amounts, except in the case of the RNYC Common Stock Fund, which is maintained in shares of common stock. Dividends received on the RNYC Common Stock Fund are credited to each participant based upon the number of shares owned in the fund. For all other funds, at the quarterly valuations, each individual is credited with his or her pro rata share of income in an investment fund based on the opening balance compared to the total of all individuals' opening balances in that fund.


(4)    INVESTMENTS

       The following table presents the fair values of investments that represent five percent or more of the Plan's net assets at the beginning of the plan year:

                                      FAIR VALUE OF INVESTMENTS

                                                                                      December 31, 1997
                                                                         -----------------------------------------
                                                                            No. of                         Fair
                                                                         units/shares        Cost          value
                                                                         ------------        ----          -----
        Investments at fair value as determined by quoted market price:
        Fixed Income Long-Term Investment Fund:
           Pooled Employee Benefit Trust of
               Republic National Bank of New York -
               Fixed Income Long-Term Investment Fund                       42,639        4,364,714        5,496,982
        U.S. Fixed Income Short to Intermediate Fund:
           Pooled Employee Benefit Trust of
               Republic National Bank of New York -
               Fixed Income Short to Intermediate Fund                      58,705        5,952,383        6,968,829
        International Equity Fund:
           Pooled Employee Benefit Trust of
               Republic National Bank of New York -
               International Equity Fund                                    66,990        7,380,963        9,468,410


                                     8


                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued



(4), CONTINUED
                         FAIR VALUE OF INVESTMENTS

                                                                                       December 31, 1997
                                                                         -----------------------------------------
                                                                            No. of                         Fair
                                                                         units/shares        Cost          value
                                                                         ------------        ----          -----
        Fixed Income Short-Term Investment
            Fund:
           Pooled Employee Benefit Trust
               of Republic National Bank
               of New York - Fixed Income
               Short-Term Investment Fund                                   75,899       20,526,504     $ 31,399,020
        RNYC Common Stock Fund:
           Republic New York Corporation -
               Common Stock Fund                                           203,804        9,555,363       23,271,869
        U.S. Equity Large-Cap  Growth Fund:
           Pooled Employee Benefit Trust
               of Republic National Bank
               of New York - U.S. Equity
               Large-Cap Growth Fund                                        90,025       10,261,536       17,161,697
        U.S. Equity Large-Cap Value Fund:
           Pooled Employee Benefit Trust
               of Republic National Bank
               of New York - U.S. Equity
               Large-Cap Value Fund                                        118,732       12,710,913       21,155,796
        U.S. Equity Small-Cap Fund:
           Pooled Employee Benefit Trust
               of Republic National Bank
               of New York - U.S. Equity
               Small-Cap Fund                                              115,364       12,967,113       22,972,919
                                                                                                        ------------

                         Total                                                                          $137,895,522
                                                                                                        ============


       The net change in fair value of the Plan's investments (including investments bought, sold, and held during the year) is separately disclosed in the statement of changes in net assets available for plan benefits.

       The Plan calculates realized gains and losses and unrealized appreciation (depreciation) as the difference between market value and cost. The Internal Revenue Service ("IRS") Form 5500 calculates realized gains and losses and unrealized appreciation (depreciation) as the difference between current market value and market value at the prior year end.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued



(5)    PLAN TERMINATION

       While it has not expressed any intention to do so, the Bank may terminate the Plan at any time. In the event of the termination of the Plan, or if there is a complete discontinuance of contributions, the account of each participant shall become nonforfeitable and distributable in accordance with the provisions of the Plan. No termination of the Plan shall permit any part of the funds to be used for or diverted to purposes other than for the exclusive benefit of participants, former participants or beneficiaries.


(6)    FEDERAL INCOME TAXES

       The Plan is approved as qualified under section 401(a) of the Internal Revenue Code of 1986, as amended, and is exempt from Federal income taxes under Section 501(a) of such Code, pursuant to an Internal Revenue Service determination letter dated December 17, 1996. Accordingly, the Plan has been amended to conform with the changes in plan qualification requirements enacted by the Tax Reform Act of 1986 and all other tax law changes enacted through the Omnibus Budget Reconciliation of 1994. The administrators of the Plan, in conjunction with their tax counsel, believe the Plan operates in accordance with the Internal Revenue Code.


(7)    ACQUISITION OF BROOKLYN BANCORP, INC.

       On February 29, 1996, the Corporation completed the acquisition of Brooklyn Bancorp, Inc. ("BBI") and its wholly-owned subsidiary, CrossLand Federal Savings Bank ("CrossLand"), which was merged into the Bank. On July 1, 1997, the assets of the Retirement Plan of CrossLand Federal Savings Bank in RSI Retirement Trust amounting to $2,811,111 were transferred into the Plan. Such transfer is included for 1997 in the Statement of Changes in Net Assets Available for Benefits.

                                                                    Schedule 1
                                                                    ----------

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

        Item 27(a) - Schedule of Assets Held for Investment Purposes

                             December 31, 1997


                                                      No. of                              Fair
                                                    units/shares         Cost             value
                                                    ------------     ------------      -----------
Fixed Income Long-Term Investment Fund:
    Republic U.S. Government Money Market              108,980       $    108,980          108,980
  * Pooled Employee Benefit Trust
       of Republic National Bank
       of New York - Fixed Income
       Long-Term Investment Fund                        42,639          4,364,714        5,496,982
                                                                     ------------      -----------

              Total Fixed Income Long-Term
                 Investment Fund                                     $  4,473,694        5,605,962
                                                                     ============      ===========

U.S. Fixed Income Short to Intermediate Fund:
    Republic U.S. Government Money Market              116,017            116,017          116,017
  * Pooled Employee Benefit Trust
       of Republic National Bank
       of New York - U.S. Fixed Income
       Short to Intermediate Fund                       58,705          5,952,383        6,968,829
                                                                     ------------      -----------

              Total U.S. Fixed Income Short
                 to Intermediate Fund                                $  6,068,400        7,084,846
                                                                     ============      ===========

International Equity Fund:
    Republic U.S. Government Money Market              113,058            113,058          113,058
  * Pooled Employee Benefit Trust
       of Republic National Bank
       of New York - International Equity Fund          66,990          7,380,963        9,468,410
                                                                     ------------      -----------

              Total International Equity Fund                        $  7,494,021        9,581,468
                                                                     ============      ===========

Fixed Income Short-Term Investment Fund:
    Dreyfus Cash Management                             81,957             81,957           81,957
  * Pooled Employee Benefit Trust
       of Republic National Bank
       of New York - Fixed Income Short-
       Term Investment Fund                             75,899         20,526,504       31,399,020
                                                                     ------------      -----------

              Total Fixed Income Short-Term
                 Investment Fund                                     $ 20,608,461       31,480,977
                                                                     ============      ===========


                                     2


                                                                    Schedule 1
                                                                    ----------

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

  Item 27(a) - Schedule of Assets Held for Investment Purposes, Continued

                                                     No. of                               Fair
                                                   units/shares          Cost             value
                                                   ------------      ------------      ------------
RNYC Common Stock Fund:
     Republic U.S. Government Money Market             72,644        $     72,644            72,644
   * Republic New York Corporation -
        Common  Stock Fund                            203,804           9,555,363        23,271,869
                                                                     ------------      ------------

              Total RNYC Common Stock
                 Fund                                                $  9,628,007        23,344,513
                                                                     ============      ============

U.S. Equity Large-Cap Growth Fund:
     Republic U.S. Government Money Market            152,872             152,872           152,872
   * Pooled Employee Benefit Trust
        of Republic National Bank
        of New York - U.S. Equity
        Large-Cap Growth Fund                          90,025          10,261,536        17,161,697
                                                                     ------------      ------------

              Total U.S. Equity Large-Cap
                 Growth Fund                                         $ 10,414,408        17,314,569
                                                                     ============      ============

U.S. Equity Large-Cap Value Fund:
     Republic U.S. Government Money Market             86,350              86,350            86,350
   * Pooled Employee Benefit Trust
        of Republic National Bank
        of New York - U.S. Equity Large-Cap
        Value Fund                                    118,732          12,710,913        21,155,796
                                                                     ------------      ------------

              Total U.S. Equity Large-Cap
                 Value Fund                                          $ 12,797,263        21,242,146
                                                                     ============      ============

U.S. Equity Small-Cap Fund:
     Republic U.S. Government Money Market            106,336             106,336           106,336
   * Pooled Employee Benefit Trust
        of Republic National Bank
        of New York - U.S. Equity
        Small-Cap Fund                                115,364          12,967,113        22,972,919
                                                                     ------------      ------------

              Total U.S. Equity Small-Cap Fund                       $ 13,073,449        23,079,255
                                                                     ============      ============

              Total Investments                                      $ 84,557,703       138,733,736
                                                                     ============      ============

*Represents five percent or more of the Plan's net assets at the beginning of the plan year.

                                                                   Schedule 2



                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

              Item 27(d) - Schedule of Reportable Transactions

                        Year ended December 31, 1997





No transactions individually or in the aggregate exceeded 5% of plan assets during 1997.